SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                        ________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):
                         August 4, 1997


                        CIGNA CORPORATION
     ______________________________________________________
     (Exact name of registrant as specified in its charter)


                           Delaware
         ______________________________________________
         (State or other jurisdiction of incorporation)


            1-8323                      06-1059331
     ______________________   _________________________________
     Commission File Number   (IRS Employer Identification No.)


      One Liberty Place, 1650 Market Street, P.O. Box 7716,
                  Philadelphia, PA  19192-1550
  _____________________________________________________________
  (Address of principal executive offices)      (Zip Code)

                      (215) 761-1000
       __________________________________________________
       Registrant's telephone number, including area code

Item 5.  OTHER EVENTS.

          On July 23, 1997, the Board of Directors of CIGNA Corporation, a Delaware corporation (the "Company") adopted a shareholder rights agreement (the "Rights Agreement") and declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $1.00 per share (the "Common Shares"), of the Company. The dividend is payable to the shareholders of record as of 5:00 P.M., Philadelphia time, on August 4, 1997 (the "Effective Date"). Each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Participating Preferred Stock, Series D, of par value $1.00 per share, upon the terms and conditions of the Rights Agreement adopted by the Board of Directors.

Item 7.  EXHIBITS.



          1.   Press Release, dated July 23, 1997,
               announcing the adoption of the Rights
               Agreement.

          2.   Form of Letter to Shareholders
               announcing the adoption of the Rights
               Agreement.













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
                            SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                   CIGNA CORPORATION



                                   By:  /s/ Carol J. Ward
                                       _________________________
                                   Name:    Carol J. Ward
                                   Title:   Corporate Sectary






Dated:  August 5, 1997

                          EXHIBIT INDEX


Exhibit                   Description

   1.     Press Release, dated July 23, 1997,
          announcing the adoption of the Rights
          Agreement.

   2. Form of Letter to Shareholders announcing the adoption of the Rights Agreement.
















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